Exhibit 10.3

January __, 2019
Citibank, N.A., as Administrative
Agent for the Lenders party
to the Credit Agreement
referred to below
Building #3
1615 Brett Rd.
New Castle, Delaware 19720
Attention: Bank Loan Syndications
Aon plc
Ladies and Gentlemen:
Reference is made to the Five Year Credit Agreement dated as of February 2, 2015 (as amended or modified from time to time, the "Credit Agreement") among Aon plc, Aon Corporation and Aon UK Limited, as borrowers, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning unless otherwise defined herein, and all references to Sections herein are references to Sections of the Credit Agreement.
Pursuant to Section 2.22(b), the Lender named below hereby notifies the Administrative Agent as follows:
The Lender named below desires to extend the Facility Termination Date with respect to its Commitment for a period of one year, expiring February 2, 2022.
This notice and is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than January 11, 2019.
Very truly yours,
[NAME OF LENDER]
By:
Name:
Title: